Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Registration Statement (Form S-8) pertaining to the Aircastle Limited 2014 Omnibus Incentive Plan of our reports dated February 25, 2014, with respect to the consolidated financial statements of Aircastle Limited and the effectiveness of internal control over financial reporting of Aircastle Limited, included in its Annual Report (Form 10-K) for the year ended December 31, 2013 filed with the Securities and Exchange Commission.

Stamford, Connecticut
/s/ Ernst & Young LLP
May 23, 2014